Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Completes Sale of Topaz Hotel

Bethesda, MD, November 25, 2019 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) announced that it closed on the sale of the 99-room Topaz Hotel in Washington, D.C. for $33.1 million to a third party on November 22, 2019.

The sale price of $33.1 million reflects a 19.5x EBITDA multiple and a 4.4% net operating income capitalization rate based on the hotel’s operating performance for 2018. Based on the trailing 12-month period ended September 30, 2019, the contracted sales price reflects a 17.9x EBITDA multiple and a 4.9% net operating income capitalization rate.

Following the sale of Topaz Hotel, the Company has completed a total of $1.33 billion of asset sales as part of its strategic disposition plan, and year to date, the Company has completed a total of $482.1 million of asset sales towards its goal of $600.0 million, which reflects a 16.0x EBITDA multiple and a 5.45% net operating income capitalization rate based on the hotels’ performance for 2018. The net operating income capitalization rates above are after an assumed annual capital reserve of 4.0% of total hotel revenues.

Proceeds from the sale of Topaz Hotel will be utilized for general business purposes which may include reducing the Company’s outstanding debt.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 56 hotels, totaling approximately 14,000 guest rooms across 16 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: the Company’s net debt and EBITDA; descriptions of the Company’s plans; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of November 25, 2019. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Topaz Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve months ended December 31,
2018

Hotel net income	$0.9

Adjustment:
Depreciation and amortization	0.8

Hotel EBITDA	$1.7

Adjustment:
Capital reserve	(0.2)

Hotel Net Operating Income	$1.5

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve-month hotel EBITDA and trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s trailing twelve-month EBITDA and trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Topaz Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve months ended September 30,
2019

Hotel net income	$1.0

Adjustment:
Depreciation and amortization	0.9

Hotel EBITDA	$1.9

Adjustment:
Capital reserve	(0.3)

Hotel Net Operating Income	$1.6

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve-month hotel EBITDA and trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s trailing twelve-month EBITDA and trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions, except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2018	2018	2018	2018	2018

Occupancy	76%	87%	89%	77%	82%
ADR	$239	$263	$262	$248	$254
RevPAR	$182	$229	$232	$192	$209

Hotel Revenues	$338.9	$422.1	$423.3	$369.7	$1,554.0
Hotel EBITDA	$95.5	$156.0	$154.8	$108.7	$515.1
Hotel EBITDA Margin	28.2%	37.0%	36.6%	29.4%	33.1%

	First Quarter	Second Quarter	Third Quarter
	2019	2019	2019

Occupancy	76%	87%	87%
ADR	$251	$268	$261
RevPAR	$190	$233	$227

Hotel Revenues	$354.6	$431.3	$419.1
Hotel EBITDA	$98.2	$156.6	$144.7
Hotel EBITDA Margin	27.7%	36.3%	34.5%

These historical hotel operating results include information for all of the hotels the Company owned as of November 22, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple	Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8x	5.7%	552
Rouge Hotel	9/12/2019	42.0	17.4x	5.0%	307
Hotel Madera	9/26/2019	23.3	14.3x	5.7%	284
Topaz Hotel	11/22/2019	33.1	19.5x	4.4%	334

Total / Average		$1,333	15.6x	5.52%	$391

Total / Average (Completed in 2019)		$482.1	16.0x	5.45%	$389

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.